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                                                                    Exhibit 4.9

R. Boissonneault Series C No. W04
Execution Copy


     SUPPLEMENTAL AGREEMENT NO. 1 TO WARNER CHILCOTT PUBLIC LIMITED COMPANY
                               WARRANT CERTIFICATE



                  WHEREAS, ROGER BOISSONNEAULT (the "Warrant Holder") is the holder of certain warrants (the "Warrants") of Warner Chilcott Public Limited Company ("WC") as set forth in a certificate numbered SERIES C NO. W04 (the "Warrant Certificate");

                  WHEREAS, on September 29, 2000 WC and Galen Holdings PLC ("Galen"), consummated a change of control transaction (the "Acquisition") by means of a scheme of arrangement under the laws of the Republic of Ireland (the "Scheme") whereby Galen exchanged all of the outstanding securities of WC for ordinary shares in Galen; and

                  WHEREAS, unless otherwise defined herein, capitalized terms used herein will have the meanings set forth in the Warrant Certificate.

                  NOW THEREFORE, the parties agree as follows:

                  1. Change in Number and Purchase Price of Warrants. Under the Scheme, holders of warrants to purchase WC's American Depository Receipts ("ADR's"), evidencing WC's American Depository Shares ("ADS's") will, upon exercise, receive ordinary shares of Warner Chilcott, each of which will immediately be exchanged pursuant to the Scheme for 2.5 ordinary shares of Galen, to be held in the form of Galen ADR's evidencing Galen ADS's. Each Galen ADS currently represents four Galen ordinary shares. As a result, (a) each holder of warrants to purchase WC ADR's will, upon such exercise and immediate exchange, receive 0.625 Galen ADR's for each WC ADR, with fractions of ADR's being rounded as appropriate, and (b) the effective purchase price for these Galen ADR's shall be derived by dividing the Purchase Price of WC ADR's by
0.625. Therefore, the Warrant Certificate will hereinafter have the effect of entitling the Warrant Holder to purchase 18,750 Galen ADR's at a purchase price of $1.60.

                  2. Net Exercise. The following language shall be added to the end of Section 2(e) of the Warrant Certificate:

                  "IN LIEU OF PAYMENT OF THE PURCHASE PRICE AS SET FORTH IN THE FIRST SENTENCE OF THIS SECTION 2(e), THE WARRANT HOLDER MAY EXERCISE THIS WARRANT BY DELIVERING A NOTICE OF NET EXERCISE IN THE FORM OF EXHIBIT A HERETO ELECTING TO RECEIVE, WITHOUT CASH PAYMENT BY THE WARRANT HOLDER OF ANY ADDITIONAL CONSIDERATION, ORDINARY SHARES THAT WILL IMMEDIATELY BE EXCHANGED FOR GALEN ADR'S EQUAL TO THE VALUE OF THE WARRANTS (OR THE PORTION THEREOF BEING CANCELED) BY SURRENDER OF THIS WARRANT CERTIFICATE TOGETHER WITH THE FORM OF NET EXERCISE (ATTACHED HERETO AS EXHIBIT A) DULY EXECUTED, IN WHICH EVENT THE COMPANY SHALL ISSUE TO THE WARRANT HOLDER HEREOF (UPON THE IMMEDIATE EXCHANGE OF
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R. Boissonneault Series C No. W04
Execution Copy

                  ORDINARY SHARES PURSUANT TO THE SCHEME) A NUMBER GALEN ADR'S COMPUTED USING THE FOLLOWING FORMULA:

                                   X= Y(A-B)
                                      ------
                                         A

                  WHERE: X= THE NUMBER OF GALEN ADR'S TO BE ISSUED TO THE WARRANT HOLDER PURSUANT TO THIS NET EXERCISE;

                                    Y= THE NUMBER OF GALEN ADR'S IN RESPECT OF
                                    WHICH THE NET ISSUE ELECTION IS MADE;

                                    A= THE FAIR MARKET VALUE OF ONE GALEN ADR AT
                                    THE TIME THE NET ISSUE ELECTION IS MADE; AND

                                    B= THE PURCHASE PRICE (AS ADJUSTED TO THE
                                    DATE OF THE NET ISSUANCE) DIVIDED BY 0.625.

                  FOR PURPOSES OF THIS SECTION 2(e), THE FAIR MARKET VALUE OF ONE GALEN ADR AS OF A PARTICULAR DATE SHALL BE DETERMINED BY USING THE AVERAGE OF THE CLOSING PRICES OF THE GALEN ADR'S TRADED ON THE NASDAQ NATIONAL MARKET (OR ANY SUCCESSOR UNITED STATES NATIONAL MARKET THE GALEN ADR'S TRADE ON) OVER THE TWENTY (20) DAY PERIOD ENDING THREE (3) DAYS PRIOR TO THE NET EXERCISE ELECTION."

                  3. Deposit Agreement. The reference to "Deposit Agreement" in
Section 3 of the Warrant Certificate shall be amended so that it refers instead to the Amended and Restated Deposit Agreement among WC, Galen and The Bank of New York as Depositary, dated September 29, 2000.
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R. Boissonneault Series C No. W04
Execution Copy

                  IN WITNESS WHEREOF, the Company and Roger Boissonneault have caused this Supplemental Agreement No. 1 to be signed by their duly authorized signatories and to be dated as of September 29, 2000.



WARNER CHILCOTT PUBLIC LIMITED COMPANY


By: /s/ Paul Herendeen
   -------------------
Name:  Paul Herendeen
Title:  Executive Vice President and Chief Financial Officer



ROGER BOISSONNEAULT


By: /s/ Roger Boissonneault
   ------------------------
Print Name: Roger Boissonneault
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R. Boissonneault Series C No. W04
Execution Copy

EXHIBIT A



                             Notice of Net Exercise



                  The undersigned ______________________________________,
pursuant to the provisions of the Warrant Certificate, hereby elects to exchange its Warrant pursuant to Section 2(e) of the Warrant Certificate.




Dated:________________


Signature:____________________________
Name of Holder (Print):
Title:
Address: